As filed with the Securities and Exchange Commission on June 26, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-0059951 (IRS Employer Identification No.)

170 West Tasman Drive,
San Jose, California 95134-1706
(Address of principal executive offices) (Zip Code)

     CISCO SYSTEMS, INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

John T. Chambers
President, Chief Executive Officer and Director
Cisco Systems, Inc.
300 East Tasman Drive
San Jose, California 95134-1706

(Name and address of agent for service)
(408) 526-4000
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be Registered	Registered (1)	Offering Price per Share	Aggregate Offering Price	Registration Fee

Cisco Systems, Inc. International Employee Stock Purchase Plan Common Stock, $0.001 par value	15,000,000 shares	N/A (2)	N/A (2)	N/A (2)

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Cisco Systems, Inc. International Employee Stock Purchase Plan (the “International Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	On December 15, 1997, the Registrant registered and paid the applicable registration fees for 135,000,000 shares (15,000,000 shares prior to adjustment for the following forward splits of the Common Stock: (i) the 3-for-2 split effected on December 16, 1997, (ii) the 3-for-2 split effected on September 15, 1998, (iii) the 2-for-1 split effected on June 21, 1999, and (iv) the 2-for-1 split effected on March 22, 2000) of its Common Stock reserved for issuance under its Employee Stock Purchase Plan (the “U.S. Purchase Plan”) on a Form S-8 Registration Statement, Registration No. 333-42249 filed with the Securities and Exchange Commission. Registrant now intends to use 15,000,000 of such previously-registered shares for issuance to employees of its foreign subsidiaries under the International Purchase Plan. The U.S. Purchase Plan and International Purchase Plan make use of the same share reserve. Since 15,000,000 previously-registered shares are merely being re-allocated to a different plan, no additional filing fee is required with respect to those shares, pursuant to General Instruction E.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     Cisco Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 28, 2001 filed with the Commission on September 24, 2001, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q, filed with the Commission on December 10, 2001, March 11, 2002 and May 28, 2002, for the periods ended October 27, 2001, January 26, 2002 and April 27, 2002, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on July 30, 2001, August 24, 2001, September 14, 2001, September 28, 2001, February 5, 2002, and May 14, 2002;

(d)	The Registrant’s Registration Statement No. 000-18225 on Form 8-A filed with the Commission on January 11, 1990, together with Amendment No. 1 on Form 8-A/A filed with the Commission on February 15, 1990, and including any other amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock, and;

(e)	The Registrant’s Registration Statement No. 000-18225 on Form 8-A filed with the Commission on June 11, 1998, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Preferred Stock Purchase Rights.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

     With respect to securities to be offered to employees of the Registrant, the Registrant’s Israeli subsidiaries, and the Registrant’s Israeli branch office: (i) Cisco Systems Israel Ltd., (ii) Cisco Systems O.I.A. (1998) Ltd. (Formerly “Cisco Systems Optical Internetworking Access (1998) Ltd.”) (Formerly “Pentacom Ltd.”), and (iii) Cisco Systems International B.V. (Israel branch office), which are subject to the securities laws of the State of Israel, the following legend shall apply:

“THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED CISCO SYSTEMS, INC. FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS

FORM S-8. NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY.”

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the 1933 Act. The Registrant’s Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-18225 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e).
5	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1	Cisco Systems, Inc. International Employee Stock Purchase Plan.

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Cisco Systems, Inc. International Employee Stock Purchase Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 26th day of June, 2002.

Cisco Systems, Inc.

By:	/s/ John T. Chambers

John T. Chambers President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John T. Chambers John T. Chambers	President, Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2002

/s/ Larry R. Carter Larry R. Carter	Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	June 26, 2002

John P. Morgridge	Chairman of the Board and Director	June , 2002

Signature	Title	Date

/s/ DONALD T. VALENTINE Donald T. Valentine	Vice Chairman of the Board and Director	June 26, 2002

/s/ CAROL A. BARTZ Carol A. Bartz	Director	June 26, 2002

/s/ CARLETON S. FIORINA Carleton S. Fiorina	Director	June 26, 2002

/s/ Dr. JAMES F. GIBBONS Dr. James F. Gibbons	Director	June 26, 2002

/s/ JOHN L. HENNESSY John L. Hennessy	Director	June 26, 2002

/s/ JAMES C. MORGAN James C. Morgan	Director	June 26, 2002

/s/ ARUN SARIN Arun Sarin	Director	June 26, 2002

Steven M. West	Director	June , 2002

Jerry Yang	Director	June , 2002

EXHIBIT INDEX

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-18225 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e).
5	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1	Cisco Systems, Inc. International Employee Stock Purchase Plan.